Exhibit 11

                         PATHE COMMUNICATIONS CORPORATION

                                  (PARENT ONLY)

                      COMPUTATIONS OF LOSS PER COMMON SHARE
                      (in thousands, except per share data)



                                                                               Fiscal years ended December 31,
                                                                           1992              1991             1990

       Loss before extraordinary items . . . . . . . . . . . . . .     $    (16,635)     $    (26,163)    $   (153,106)

       Extraordinary items . . . . . . . . . . . . . . . . . . . .                -                 -         (319,732)

       Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .     $    (16,635)     $    (26,163)    $   (472,838)



       Weighted average common shares outstanding  . . . . . . . .      116,746,810       116,746,810      116,746,810



       Primary loss per share before extraordinary items . . . . .     $       (.14)     $       (.22)    $      (1.31)

       Primary loss per share extraordinary items  . . . . . . . .                -                 -            (2.74)

       Primary loss per common share . . . . . . . . . . . . . . .     $       (.14)     $       (.22)    $      (4.05)
